Exhibit 10.2

ADS-TEC Energy PLC
10 Earlsfort Terrace, Dublin 2

Dublin, Ireland, D02 T380

May 1, 2025

[Holder]

Sirs:

This agreement (the “Agreement”) is being delivered to you in connection with that certain understanding by and among ADS-TEC Energy PLC, an exempted company incorporated under the laws of the Ireland with offices located at 10 Earlsfort Terrace, Dublin 2, Dublin, Ireland, D02 T380(the “Company”) and the undersigned (“Holder”).

The Company and certain investors (including the Holder) have entered into a Securities Purchase Agreement, dated as of May 1, 2025 (the “Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Holder and the Holder has agreed to purchase certain (i) Notes (as defined in the Purchase Agreement), which will be convertible into shares (the “Conversion Shares”) of the Company’s ordinary shares (the “Ordinary Shares”), in accordance with the terms of the Notes, and (ii) Warrants (as defined in the Purchase Agreement) (as exercised into Ordinary Shares, the “Warrant Shares”). Capitalized terms not defined herein shall have the meaning as set forth in the Purchase Agreement.

During the period commencing on the date hereof (“Execution Date”) and ending on the earlier to occur of (a) such date as the Notes are no longer held by the Holder, or (b) such date upon which any material breach or default by the Company of any term of the Transaction Documents (including, without limitation, the occurrence of an Event of Default (as defined in the Notes)) or this Agreement occurs, regardless of whether such material breach is subsequently cured, neither the Holder, nor any of its Affiliates, collectively, shall sell any Conversion Shares and/or Warrant Shares (collectively, the “Restricted Securities”) on any Trading Day (each date of determination, each a “Measuring Date”), in an aggregate amount representing more than the greater of (x) $125,000 in aggregate sale price of Restricted Securities and (y) 15% of the daily composite trading volume of Ordinary Shares as reported by Bloomberg, LP on such Measuring Date (the “Permitted Amount”). Notwithstanding anything herein to the contrary, the Holder shall not be deemed to be in breach of this Agreement to the extent that on any Trading Day the Holder inadvertently exceeds the Permitted Amount by an immaterial amount or as a result of a bona fide trading error.

Notwithstanding anything herein to the contrary, on or after the date hereof, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities (or any securities convertible or exercisable into Restricted Securities, as applicable) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Agreement with respect to such transferred Restricted Securities (or such securities convertible or exercisable into Restricted Securities, as applicable) (an “Assignee Agreement”) and sales of the Holder and its Affiliates and all Assignees shall be aggregated for all purposes of this Agreement and all Assignee Agreements.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be given in accordance with the terms of the Purchase Agreement.

The Company and the Holder each hereby represents and warrants that it has full power and authority to enter into this Agreement and that upon request of the other party, such party, will execute any additional documents necessary to ensure the validity or enforcement of this Agreement.

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

The Company and Holder confirm that Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other holder of securities of the Company to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

Agreed to and Acknowledged:

ads-tec energy plc

By:
Name:
Title:

[Holder]

By:
Name:
Title:

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